For Immediate Release

Contacts:

Roger A. Barnes                     Howard Kalt
Chief Financial Officer             Principal
Cylink Corp.                        Kalt Rosen Chase & Co.
408/328-5125                        415/397-2686


                     CYLINK CORP. APPOINTS DELOITTE & TOUCHE
                           AS INDEPENDENT ACCOUNTANTS

     SUNNYVALE, Ca., July 19, 1999--Cylink Corporation (NASDAQ: CYLK) announced today that it has filed a Form 8-K reporting that it has retained Deloitte & Touche LLP as its independent accounting firm, and Cylink's dismissal of PricewaterhouseCoopers LLP.

     "This change of independent accountants was approved by the Audit Committee of Cylink's Board of Directors and does not reflect any disagreements with PricewaterhouseCoopers LLP over matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure," said Roger A. Barnes, Cylink's Chief Financial Officer.

About Cylink Corporation

Cylink Corporation develops, markets and supports a comprehensive family of secure electronic commerce and communications solutions that protect and manage the access, privacy and integrity of information. Founded in 1983, the Company was one of the first to market a security solution protecting an entire communications session by using public key cryptography. Cylink and its wholly owned subsidiaries serve Fortune 500 companies, multinational financial institutions, and government agencies worldwide. For more information, visit the Company's web site at http://www.cylink.com.